Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated December 06, 2005, accompanying the consolidated financial statements included in the Annual Report of Versant Corporation on Form 10-KSB for the year ended October 31, 2005.  We hereby consent to the incorporation by reference of said report in the previously filed Registration Statements of Versant Corporation on Form S-8 (File Nos. 333-67776, 333-87922, 333-107956, 333-113871, 333-125368, and 333-130601).

/s/ GRANT THORNTON LLP
January 25, 2006
San Francisco, CA